BancAnalysts Association of Boston, Inc. November 5, 2020 John F. Woods Vice Chairman and Chief Financial Officer Malcolm Griggs Chief Risk Officer Exhibit 99.1

Forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements. This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Further, statements about the estimated impact of CECL are forward-looking statements and are subject to the risk that the actual impact of CECL may differ, possibly materially, from what is reflected in those statements due to, among other things, changes in macroeconomic conditions and any of the other variables discussed, as well as changes based on continuing review of models and assumptions. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the period ending June 30, 2020. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results. In historical periods, these results may have been referred to as Adjusted or Adjusted/Underlying results. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Presentation overview Solid financial performance notwithstanding COVID-19 disruption Achieving EPS & ROTCE growth in a ZIRP environment Upsizing TOP 6 Enhanced credit monitoring for proactive portfolio management

Solid financial performance notwithstanding COVID-19 disruption See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items. $338 million Net income 9.0% ROTCE – impact of reserve build 5 percentage points $0.73 Earnings per share 37% Fees/total revenue $834 million PPNR – up 22% YoY ~$70 billion Available liquidity 9.0% Operating leverage YoY $32.24 Tangible book value per common share 53% Efficiency ratio 9.8% CET1 ratio 3Q20 Highlights of Underlying results(1) Results demonstrate strength and resiliency of franchise, along with continued strong execution Our diversified business model has delivered strong performance in a challenging year Citizens remains well capitalized and maintains ample liquidity Continue to make progress on our strategic initiatives, while incorporating changes from the environment Prioritizing major strategic initiatives: Consumer national expansion; broadening point-of-sale finance; widening Commercial coverage, and enhancing advisory capabilities Prudently managing credit Seeking to come out of crisis with positive momentum

Achieving EPS and ROTCE growth in a ZIRP environment

Absorbing ZIRP environment impacts	■ Rate impact on floating-rate assets now fully reflected in 3Q20 NIM; run off of fixed-rate assets and hedges will continue to impact margin in 2021/22 ■ NIM stabilizing, currently projected to bottom in 2022 at 2.70% - 2.80% vs. 2.83% in 3Q20
NII will benefit from deposit pricing, loan growth, BSO	■ Deposit costs and mix significantly improving; further opportunities to improve NIM and returns through Balance Sheet Optimization (BSO)
Expect continued strength in fee businesses…	■ Expect continuing benefit from strategic initiatives and capabilities ■ Strength in mortgage; driving higher wealth fees; robust M&A pipeline; diversified capital markets
…And further expense opportunity	■ Contributions from TOP 6 upsizing and digitization efforts – Expect to deliver at least $100 million additional pre-tax run-rate benefit by YE2021
Cautiously optimistic on credit trends, reserving	■ 3Q20 allowance to loans of 2.21%, or 2.29%[1] excluding PPP loans in 3Q20 ■ Consumer credit trends remain favorable ■ Commercial issues reside in segments most affected by COVID-19/lockdowns – Reduced areas of market concern highlighted at 2Q20 from 10% to 4.9% of the total CFG loan portfolio at 3Q20 – Trends in rest of portfolio broadly positive
Prudent capital management	■ Robust capital levels with a 3Q20 CET1 ratio of 9.8%, up 20 bps QoQ

Citizens Financial Group, Inc.

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

4

Absorbing ZIRP environment impacts

Rate environment impacts NII and NIM

- More severe rate environment than 2015 ZIRP cycle with longer-term rates 150 bps lower in ~75-85 bps range near-term
- Earning assets 50% fixed rate/50% variable rate
  - Rate impact on floating-rate assets now fully reflected in 3Q20 NIM
  - Run off of fixed-rate assets will continue to impact margin; magnitude diminishing over time:

3Q20 run-off and investment rates	Loans	Securities
Run off yield	4.60 %	1.90 %
Originations/reinvestment yield	4.00	1.45
Net	(0.60) %	(0.45) %

- Hedging strategies effective to date; at current rates estimated total net benefit of ALM hedges diminishes over time (~$75 million decline in benefit in 2021 compared with 2020)
  - FY 2020 ~$130 million NII/~8 bps NIM
  - FY 2021 ~$55 million NII/~4 bps NIM

NIM stabilizing, currently projected to bottom in 2022 at 2.70% - 2.80% vs. 2.83% in 3Q20

NII and NIM

$s in millions, except earning assets



$146.5B
$148.9B
$150.9B
$162.4B
$160.2B
$1,145
$1,143
$1,160
$1,160
$1,137
3.12%
3.06%
3.10%
2.88%
2.83%
3Q19
4Q19
1Q20
2Q20
3Q20
Average interest-earning assets
Net interest income
Net interest margin, FTE(1)

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

Citizens Financial Group, Inc.

5

NII will benefit from deposit pricing, loan growth, BSO See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items. Growing lower cost deposits(1) Demand deposits Lower-cost deposits Total deposit costs Interest-bearing deposit cost $s in billions NIM Targeting mid-teen interest-bearing deposit costs by YE2021 Expect continued improvement in deposit mix with ~30% decline in average term deposits in FY2021 Interest-earning assets Investment portfolio – managing excess cash Loan portfolio Prudent growth focused on high quality customers across mortgage, point-of-sale financing and education lending Deepening lead commercial relationships to improve returns; exiting low-return relationships #1 in lower cost deposit growth in peer group for last 3 consecutive years(2) Deposit costs and mix significantly improving, opportunities to improve NIM and returns through BSO Prudent loan growth and BSO

Expect further strength in fee businesses… Strong PPNR performance reflects benefit of investments, diversity of revenues Expect continuing benefits from strategic initiatives and capabilities Noninterest Income Areas of focus Consumer Expect continued strength in mortgage given refi opportunity – excellent natural hedge of low rates 2021 expected to generate >$3T in originations at today’s rates Estimate that 60-75% of U.S. mortgages are eligible for refinance with meaningful savings, i.e., >50 bps rate savings Wealth driving higher recurring revenue mix with focus on managed money products AUM up 13% YoY Commercial Enhanced coverage model and expansion strategy focused on growing mid-corporate clients Expanded geographic reach and solution sets Strengthened fee capabilities with integrated approach Strong M&A pipeline Expanded capital & global markets capabilities Capital markets fees, ex-loan/bond trading, up 35% YoY

...And further expense opportunity

TOP 6 Program on track to achieve FY2020 pre-tax run-rate target of $225 million; projecting total benefit of ~$400-$425 million by YE2021, including recent $100 million upsizing

New efficiency initiatives to upsize program

- **Consumer:** re-imaging front-to-back digital customer journeys to provide a seamless digital experience
- **Commercial:** digitizing and streamlining operations
- **Enterprise:** further simplifying organizational structures

Select examples:

Operations	■ Digitization and automation of workflows; streamlining processes and policies
Contact center	■ Deploying tactics to drive down call demand through digital self-serve capabilities ■ Improve agent utilization through skill based routing; optimize call efficiency
Digital	■ Enhance digital self-service capabilities in mobile/online banking ■ Enable front-to-back straight through processing

Digitization-related revenue opportunities

Select examples:

Mortgage	■ Adopting digital tools, enabling of virtual sales and reducing origination cycle times
Wealth	■ Scale up Virtual Premier advisory model to expand coverage

Annual TOP Programs deliver enhanced effectiveness and efficiency, allowing self-funding of investments while improving returns

Citizens Financial Group, Inc.

8

Credit overview Highly disciplined credit risk appetite Retail portfolio super prime/prime-focused Granular and diversified commercial portfolio in terms of geography, industry and asset class Fed-run 2020 DFAST severely adverse credit loss rate of 5.6% in-line with peer average Proactively supported customers and clients through COVID-19 disruption Forbearance was helpful, now dramatically lower Consumer credit trends remain favorable Commercial issues reside in segments most affected by COVID-19/lockdowns Reserve levels strong, NCO’s stabilizing NPA’s, criticized and classified trends stable/improving Cautiously optimistic on credit trends, reserving

Enhanced monitoring for proactive credit portfolio management

Downturn playbook

	Internal indicators	External indicators
Commercial	Downgrade and watch list trends; credit reviews, cash flow analysis & bottoms-up projections	Macro, regional, industry, sector trends
Commercial	Enhancing data analytics to predict deterioration e.g., dynamic dashboards	
Commercial	Partnering between portfolio management and workout team to ensure alignment and consistency of ratings and deferral guidance	

	Internal indicators	External indicators
Consumer	Product level delinquency trends	Industry-level delinquency trends, consumer behavior
Consumer	Early and late stage roll rate trends	Account inquiries and openings
Consumer	Delinquent customer collectability (contact & payment rates)	Collateral value indicators
Consumer	Credit inquiry trends	Loss & recession index monitoring

Actions taken

- Quarterly, bottoms up cash burn analysis for ~1,900 commercial customers representing ~70% of loan balances
  - This allows a level of precision in forecasting and identifying customers in need of more attention
  - Sector reviews, prioritized by cash burn results, also incorporate input from weekly/bi-weekly client interactions
- Running down balances in higher-risk sectors as part of portfolio repositioning
- Disciplined underwriting for high-quality new lending

- Rapidly implemented planned credit downturn playbook given the speed and severity of lockdowns
  - Extent of credit tightening actions determined by loss expectations across portfolios; less severe tightening on Auto, Property, Student, and more severe tightening for Business Banking, PERL and Card
- Immediately established tracking and policy actions by impacted segments; non-forbearance vs. forbearance
  - Delinquency and payment tracking for loans in forbearance
- Monitoring customer behavior for prudent lending opportunities as the economy improves

Citizens Financial Group, Inc.™
10

Credit quality – monitoring as forbearance programs wind down

Retail forbearance[1,2]


6.0%
2.8%
6/30/2020
10/31/2020*

*Under an alternative method where forbearance ends immediately after the last deferred payment, the forbearance rate would be ~2% on October 31, 2020

Retail delinquency

Total retail loans	Current-29	30-59	60-89	90 or More
3/31/2020	98.51 %	0.64 %	0.27 %	0.58 %
9/30/2020	98.61 %	0.52 %	0.21 %	0.65 %

- Retail forbearance trending down from 6.0% at June 30, 2020 to 2.8%[1,2] at October 31, 2020
- Broadly stable early-stage retail delinquency trends for loans not in forbearance
  - ~95% of borrowers who exited forbearance are current

Commercial deferrals[1,2,3]


5.2%
1.1%
6/30/2020
10/31/2020

- Working proactively with Commercial Banking customers seeking flexibility on loan terms and conditions
- Commercial deferrals trending down from 5.2% at June 30, 2020 to 1.1%[1,2] at October 31, 2020[3]
- Fewer C&I clients seeking second deferral after benefitting from stimulus and re-openings
- Commercial clients request for modification have slowed significantly since July
- Business banking decreased from 8.1% at September 30, 2020 to 1.1%[1] at October 31, 2020

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

Citizens Financial Group, Inc.™ 11

Credit quality – prudently reserved

Allowance for credit losses



$s in millions
$1,308
$1,296
$2,210
$2,527
$2,736
1.11%
1.09%
1.73%
2.01%
2.21%
2.09%
2.29%
3Q19
4Q19
1Q20
2Q20
3Q20
Allowance for loan and lease losses
Allowance to loan coverage ratio(1)
Allowance to loan coverage ratio ex. PPP(2)
Expect 4Q20 reserve release

Reserve coverage

Retail	2.10%
Commercial ex. PPP(2)	2.50%
Areas of continued concern within: >CRE: Retail & hospitality >Accommodation & food services >Retail trade >Energy & Related >Arts, entertainment & recreation >Educational services	7.70%
Total CFG ex. PPP(2)	2.29%

- 3Q20 ACL ratio of 2.21%, or 2.29%(2) ex. PPP loans, compares with 2.01% in 2Q20, or 2.09% ex. PPP loans and 1.11% in 3Q19
- 3Q20 ACL to nonaccrual loans and leases ratio of 214% compares with 255% as of 2Q20 and 177% as of 3Q19
- Notwithstanding sizable reserve build, CET1 ratio improved 20 bps to 9.8% given robust PPNR growth and no share repurchases
- Expect 4Q20 reserve release barring a deterioration in economic outlook
- Areas of continued concern have ~3x the reserve coverage compared to the rest of the commercial portfolio

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

Citizens Financial Group, Inc.
12

Credit quality – provisions declining, NCOs stabilizing Provision for credit losses Total net c/os Net c/o ratio Provision for credit losses, net charge-offs $s in millions NCOs increased $72 million QoQ and $106 million YoY reflecting increases in commercial, partly offset by decreases in retail given the impact of forbearance. Commercial driven by one credit to a mall REIT and one in metals and mining 3Q20 provision of $428 million includes a net reserve build of $209 million, primarily driven by commercial segments most impacted by COVID-19/associated lockdowns 4Q20 NCO guidance of 60-80 bps of average loans 4Q20 Provisionê 4Q20 NCOs 60-80 bps

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items. Credit quality – nonaccrual loans expected to decline in 4Q20 $s in millions Nonaccrual loans(1) Nonaccrual loans increased $287 million QoQ given a $254 million increase in commercial Largely driven by two mall REIT credits, which were performing well prior to COVID-19 related lockdowns; other mall REIT exposure currently performing Nonaccrual loans expected to decline in 4Q20 ê 4Q20

Credit quality – criticized overall is stabilizing Criticized $s in millions Highly focused on targeted actions to manage assets in regulatory classified categories, i.e., substandard and doubtful Criticized overall began stabilizing in 3Q20; expect improvement in 4Q20 Special mention will fluctuate until there is more clarity around stimulus and the pace of the recovery COVID-19 and associated lockdowns the main driver of the increase in criticized assets since 1Q20, across CRE Retail and Hospitality, including mall REITs and casual dining; Retail Trade; price-sensitive Energy & Related; Arts, Entertainment, and Recreation; and Educational Services Classified vs. peers *Based on peer reporting the average is comprised of: 5 peers in 2Q19, 3Q19 & 2Q20, 6 peers in 4Q19 & 1Q20

Key messages Focused on disciplined execution to achieve EPS growth and ROTCE improvement in a ZIRP environment Focused on growing NII, fees and improving risk-adjusted returns Managing down deposit costs – targeting mid-teen interest-bearing deposit costs by YE2021 Strong fee generation from diverse business model and maturing capabilities across mortgage, wealth and capital markets Adding significant new efficiency initiatives, including acceleration of the digitization of customer interactions and operational processes Seeing positive trends in credit, maintaining discipline Strong capital and reserve position

Appendix

Hedging activities See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items. We use interest rate swap contracts to manage the interest rate exposure to variability in the interest cash flows on our floating-rate assets and floating-rate wholesale funding, and to hedge market risk on fixed-rate capital markets debt issuances and AFS securities. The table below summarizes the related hedging activities. (1) Includes $1.8 billion of forward starting pay-fixed interest rate swaps commencing in March 2022. (2) Certain fair value hedges have been designated as a last-of-layer hedge, which affords us the ability to execute a fair value hedge of the interest rate risk associated with a portfolio of similar pre-payable assets whereby the last dollar amount estimated to remain in the portfolio of assets is identified as the hedged item.

Highly granular and diversified portfolio in terms of geography, industry and asset class Highly disciplined on credit See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items. 800+ 740-799 680-739 640-679 <640 $61.7 $61.1 Super prime/prime-focused; refreshed FICOs improved YoY(1,2) Commercial portfolio Retail portfolio

Analysis of selected loan portfolios Commercial Page Commercial - proactively managing areas of potential industry concern 21 CRE: Retail & Hospitality 22 Accommodation and food services 23 Retail trade 24 Energy and related 25 Arts, entertainment and recreation 26 Retail Page Retail credit - diversified portfolio with prudent credit discipline 27 Mortgage portfolio overview 28 Home equity portfolio 29 Auto 30 Education 31 Unsecured 32

Commercial - proactively managing areas of potential industry concern See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items. Industry sector of market concern Areas stabilizing Continued concern Early stages of economic recovery with businesses re-opening, improved liquidity given capital raising and federal stimulus have reduced areas of market concern highlighted at 2Q20 from 10% to 4.9% of the total CFG loan portfolio at 3Q20 Commentary

CRE: Retail and Hospitality Portfolio focused on larger, well-capitalized institutional and upper middle market sponsors and owners well known to us; regions with strong growth with an eye to geographic diversity 76% of the CRE portfolio income producing and REIT Most of the CRE portfolio is performing well although Retail & Hospitality are under heightened stress given COVID-19 closures CRE Retail - well diversified geographically, with some markets expected to perform better than others over time; despite re-openings and increasing consumer demand there continue to be challenges for selective retail CRE credits and mall REITs CRE Hospitality - hotels impacted by COVID-19 and associated lockdowns and declines in leisure and business travel, partially mitigated by good sponsors and strong underlying brands. Low exposure levels, 4% of CRE and 1% of Commercial overall Monitoring & Response Monitoring project-specific net operating income, as well as market trends in delinquency, vacancy and absorption rates Reviewing individual property status; working closely with borrowers Detailed cash burn analysis combined with macro-economic forecasts informed our reserve levels and we currently anticipate no further need to build reserves Overall CRE portfolio Commentary $2.5 billion Retail and Hospitality by state (1) See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Accommodation and food services

Accommodation and food services $in millions	3Q20 ex.PPP	% of commercial
McDonalds franchisee	$1,200	2 %
Fast food	619	1
Fast casual	241	NM
Total fast food & fast casual	$2,060	3 %
Casual dining	536	1
Other food services & drinking places	153	NM
Total food services & drinking places	$2,749	4 %
Total accommodation	1,409	2
Total accommodation & food services	$4,157	7 %

Commentary

- Food services have performed well
  - ~75% of food services is fast food and fast casual; ~44% McDonald's franchisees
  - Better positioned to manage social distancing through take out and drive-through capabilities
  - Franchisees benefit from strong franchisor support with concessions and deferrals of base rents, royalties and suspended cap-ex requirements
- Casual dining segment likely to remain stressed due to lack of take-out options and loss of outdoor dining through winter. This is a portfolio that is being repositioned and is running down, declining ~26% in the last 18 months
- Accommodation - majority of exposure is to casino hotels most of which have strong liquidity positions and have improved with lifting of restrictions and re-openings; no longer of serious concern

Monitoring & Response

- Ongoing client-level cash flow analysis to assess liquidity needs based upon unique sector challenges
- Individually assessed the casual dining sector clients to establish additional reserve overlays for this highly impacted sector

$4.2 billion Accommodation & Food Services by state



All other states(1)
20%
FL
14%
CA
9%
PA
7%
NV
7%
MA
7%
TX
6%
MD
6%
NY
6%
IL
4%
CT
3%
WA
3%
NJ
3%
NC
3%
CO
2%
MI
2%

Citizens Financial Group, Inc.

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

23

$2.5 billion retail trade by state 65% is lower risk gas stations, convenience stores and other essential services that either remained open during the crisis or are now seeing increased consumer demand 35% is non-essential businesses impacted by COVID-19 and associated closures ~20% asset-based lending with an average loan balance of ~$21 million Monitoring & Response In ABL, the majority of our clients have notably more liquidity in 3Q20 than 2Q20 given the reopening of the U.S. economy, expense reductions and prudent inventory management Ongoing client-level cash flow analysis to assess liquidity needs based upon unique sector challenges Robust collateral monitoring of trading assets is a hallmark of the segment Ongoing monitoring of salability of the underlying collateral in this sector Commentary Retail trade (1) See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Energy and related

Energy and related $in millions	3Q20 ex. PPP	% Utilized	% of commercial
Less price-sensitive - Oil & Gas[1]	$ 1,142	64 %	2 %
Less price-sensitive - Energy other[2]	458	45	1
Less price-sensitive total energy & related	$ 1,600	57 %	3 %
Upstream, Non-RBL	90	47	NM
Oil Field Services	72	85	NM
Reserve Based Lending (RBL)	795	62	1
More price-sensitive total	$ 957	61 %	2 %
Total energy & related	$ 2,557	59 %	4 %

Commentary

- Price stabilization from volatility in first half 2020 has been beneficial
- Well-diversified portfolio with ~180 clients
- More price sensitive portfolio is 37%
- Price sensitive RBL clients hedge their production
  - ~75% of well production hedged through YE2020; 70% hedged through YE2021
  - ~53% is weighted to natural gas
  - Of the remaining 47% of RBL ~2/3 of portfolio is weighted to the stronger Permian, Bakken, Marcellus and Haynesville basins

Investment grade-equivalent risk rating[3]



B- and lower
7%
AAA to BBB-
48%
B+ to B
26%
BB+ to BB-
19%

Sub-sector[3]

~$1 billion more sensitive to declining oil prices



Oil Field Services
3%
Upstream, Non-RBL
3%
Midstream
27%
RBL
31%
Integrated
4%
Downstream
12%
18%
2%
Energy other(2)
Other Oil & Gas

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

Citizens Financial Group, Inc.

25

~60% of portfolio exposure to sports teams and stadiums assisted by resumption of major professional sports and contractual revenues in place from cable broadcasters Low historic loss rates given contractual revenue streams from cable broadcasters and structural protection Low exposure to fitness centers and entertainment venues impacted by COVID-19 and associated shutdowns and social distancing Other represents a broadly diverse set of industries with no more than 13% concentration in any one segment Monitoring & Response Working with Arts, Entertainment & Recreation clients to provide relief in the form of deferrals and forbearance as necessary Using client-level cash flow analysis to assess liquidity needs based upon unique sector challenges - will continue to update as the crisis progresses Majority of amusement, gambling and recreation clients have significant liquidity The majority of the portfolio is secured by strong underlying collateral, specifically the sports & casino related segments Commentary Arts, entertainment and recreation $1.3 billion arts, entertainment and recreation by state (1) See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Retail credit - diversified portfolio with prudent credit discipline

Retail portfolio $in billions	2Q20 Balance	2Q20 % of total CFG	2Q20 WA FICO	2Q20 Nonaccrual $	2Q20 Nonaccrual %	3Q20 Balance	3Q20 % of total CFG	3Q20 WA FICO	3Q20 Nonaccrual $	3Q20 Nonaccrual %
Residential mortgage	$19.2	15 %	~785	$0.11	0.58 %	$19.6	16 %	~785	$ 0.13	0.67 %
Home equity	12.5	10	~765	0.25	2.02	12.3	10	~765	0.27	2.15
Auto	12.0	10	~730	0.07	0.56	12.0	10	~735	0.08	0.66
Education	10.6	8	~780	0.02	0.17	11.6	9	~785	0.02	0.14
Credit card	1.9	2	~735	0.02	1.11	1.9	2	~740	0.02	0.91
Other retail	4.5	4	~750	0.01	0.26	4.2	3	~755	0.01	0.19
Total retail(1)	$60.8	48 %	~765	$0.48	0.80 %	$61.7	50 %	~770	$ 0.52	0.84 %

Commentary

- ~70% of the retail portfolio is secured
- Mortgage weighted-average LTV of 63% with ~97% of the portfolio with refreshed FICO scores >650
- ~50% of the HELOC portfolio is secured by 1st lien
  - ~73% of HELOC has CLTV <70; ~95% CLTV < 80
- Education refinance portfolio borrowers at origination have been employed ~6 years on average with:
  - ~30% co-sign
  - ~60% have advanced degrees
- Education In-School ~90% co-sign
- Vast majority of point-of-sale finance balances subject to loss sharing arrangements

Broadly stable QoQ trends on FICO scores, delinquencies

Citizens Financial Group, Inc.

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

27

3Q20 $19.6 billion mortgage portfolio Highlights Mortgage portfolio overview Jumbo mortgages originated primarily within the Bank’s lending footprint Weighted-average refreshed FICO score of ~785 and CLTV of ~63% Risk mitigants: Greater use of mortgage insurance at higher LTV's Enhanced policies to reduce refi cash-out volume Strong portfolio LTV will keep mortgage high on consumer payment hierarchy $s in billions 2016 2017 2018 2019 3Q20 Period-end loans $15.1 $17.0 $19.0 $19.1 $19.6 Average loans $14.0 $16.0 $17.9 $19.3 $19.4 NPL % 0.95% 0.75% 0.72% 0.49% 0.67% NCO % 0.08% 0.03% 0.01% 0.00% 0.00% Strong forbearance volume due to being the highest monthly payment in household, but 47% in forbearance continue to make payments as before Initially volume slowed down, but due to low rate environment and higher demand for housing, volume bounced back quickly and HPI remains strong in most geographies (NYC an exception) by Refreshed CLTV(1) by Refreshed FICO(1) 90-100% 80-89% <70% 70-79% 620-679 680-739 > 800 < 620 740-799 What we are monitoring See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

3Q20 $12.3 billion HELOC portfolio Highlights Home equity portfolio(1) ~50% of the HELOC portfolio is secured by 1st lien Weighted-average FICO of ~765 ~95% of the HELOC portfolio has an LTV of less than 80% $s in billions 2016 2017 2018 2019 3Q20 Period-end loans $16.9 $15.6 $14.3 $13.2 $12.3 Average loans $17.7 $16.1 $14.8 $13.6 $12.4 NPL % 2.40% 2.24% 2.19% 1.87% 2.15% NCO % 0.28% 0.07% (0.03)% (0.07)% (0.10)% Monitoring draw volume; utilization currently steady in the low 40% range. Will be key watch item as unemployment continues Low rate environment and macroeconomic factors have reduced HELOC application volumes and balances as consumers are refinancing mortgages by Lien position 2nd 1st (2) by Refreshed LTV by Refreshed FICO WA FICO ~765 (2) (2,3) Risk mitigants: Increased FICO floors on originations Increasing frequency and depth of bureau variables for line freeze triggers Tracking HPI forecasts and will lower CLTV caps if needed Lowered CLTV caps in NYC boroughs 620-679 680-739 > 800 < 620 740-799 90-100% 80-89% <70% 70-79% LTV <80% ~95% What we are monitoring See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items.

Auto

Highlights

- Auto finance portfolio - purchase only, no leasing, weighted-average FICO score of ~735
- ~80% of the portfolio has a FICO score equal to or greater than 680, ~50% ≤ 72 months and ~50% are new car loans
- 76- to 84-month term originations have a weighted-average FICO score of ~765

Risk mitigants:

- Approval rate has dropped from mid 40% to mid 30% due to credit policy tightening, but has fully rebounded with current origination volume being very strong asset quality
- Going forward for originations, raised FICO floor, lowered LTV, and lowered DTI; particularly for 84-month loan applicants
- Auto active forbearance has quickly dropped from 8.1% as if June 30, 2020 of balances to 2.6% of balances as of October 31, 2020, with those that have exited forbearance showing stable performance at 91% current

What we are monitoring

- Application volume down initially due to less traffic in dealerships but has returned to pre-COVID levels due to changing consumer lifestyle
- Repossessions suspended due to auction houses significantly reducing operations but fully resumed in July/Aug timeframe.
  Due to demand, used car values are extremely strong

$s in billions	2016	2017	2018	2019	3Q20
Period-end loans	$13.9	$13.2	$12.1	$12.1	$12.0
Average loans	$14.0	$13.5	$12.6	$12.0	$12.0
NPL %	0.36%	0.53%	0.67%	0.55%	0.66%
NCO %	0.68%	0.80%	0.73%	0.71%	0.24%

3Q20 $12.0 billion auto portfolio

by Refreshed FICO score [1,2]



% new-car ~50%
< 620
7%
620-679
14%
680-739
26%
740-799
30%
≥ 800
23%

by Term [2]

(months)



≤ 48
2%
49-60
12%
61-66
2%
67-72
36%
73-75
23%
76-84
25%

Citizens Financial Group, Inc.

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

30

Education

3Q20 $11.6 billion education finance portfolio

$s in billions	2016	2017	2018	2019	3Q20
Period-end loans	$6.6	$8.1	$8.9	$10.3	$11.6
Average loans	$5.6	$7.6	$8.5	$9.4	$10.9
NPL %	0.57%	0.47%	0.43%	0.17%	0.14%
NCO %	0.73%	0.59%	0.61%	0.59%	0.21%

3Q20 $8.9 billion education refinance portfolio

$s in billions	2016	2017	2018	2019	3Q20
Period-end loans	$4.1	$5.4	$5.8	$7.0	$8.9
Average loans	$3.1	$4.9	$5.6	$6.2	$8.4
Average FICO	777	780	783	782	786
NPL %	0.04%	0.09%	0.13%	0.12%	0.09%
NCO %	0.14%	0.28%	0.34%	0.39%	0.16%
Co-sign %	27%	28%	30%	32%	30%

In-School by Refreshed FICO[1]


≥ 800
42%
2%
< 620
6%
620-679
17%
680-739
33%
740-799

Education Refinance by Refreshed FICO[1]


< 620
620-679
≥ 800
1%
2%
680-739
12%
46%
39%
740-799

Highlights

Education finance portfolio

- Borrowers at origination weighted-average FICO score of ~785 and co-sign rate of ~70%

Education In-School

- $2.7 billion In-School portfolio – FICO ~775
  - Underwriting includes use of custom scoring and risk-based income verification
  - 90% co-sign

Education Refinance

- Education refinance portfolio borrowers at origination have been employed ~6 years on average with:
  - ~60% having advanced degrees
  - Total organic refinance portfolio of $5.6 billion with weighted-average FICO of ~785
  - SoFi purchased portfolio balance of $3.3 billion with weighted-average FICO of ~785

Risk mitigant:

- Slight increases to FICO floor and enhanced verification of income and verification of employment policy for originations
- Sold $973 million of loans with longer-tenure and higher CECL allocation[2]

What we are monitoring

- Delinquency trend is holding, partially due to high forbearance volume but, also, accounts that exited forbearance are performing well due to strong asset quality
- Due to the low rate environment, increased consumer concern regarding debt, and greater awareness of student lending, ERL application volume has increased by ~30% in May – August timeframe, with very strong incoming asset quality

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

31

Unsecured

Highlights

- Measured approach to growth & loan limits
- Continue to improve our analytical suite of tools; focus on tightening higher-risk areas and enhancing pricing segmentation
- Point-of-sale finance portfolios designed to achieve credit card-like returns on a risk adjusted basis; vast majority subject to loss sharing arrangements

Risk mitigants:

- Significant tightening of PERL credit policy
- Significantly restricted non-branch originations
- Raised FICO, lowered DTI, lowered loan limits and further enhanced employment and income verification

What we are monitoring

- Point-of-sale finance credit quality steady; reflects relatively low payment amount and automated payment via credit card

$s in billions	3Q19	4Q19	1Q20	2Q20	3Q20
Period-end loans	$3.7	$4.3	$4.3	$4.2	$3.9
Average loans	$3.4	$3.9	$4.3	$4.3	$4.1
NPL %	0.25%	0.24%	0.22%	0.23%	0.16%
NCO %	2.10%	2.25%	2.27%	2.13%	1.64%

3Q20 $3.9 billion consumer unsecured portfolio



$s in billions
$3.7
$4.3
$4.3
$4.2
$3.9
50%
44%
43%
40%
37%
50%
56%
57%
60%
63%
3Q19
4Q19
1Q20
2Q20
3Q20
Point-of-sale finance
Consumer unsecured installment

3Q20 point-of-sale finance portfolio by refreshed FICO score (1,2)



WA FICO ~745
≥ 800
< 620
620-679
680-739
740-799
3%
15%
26%
32%
24%

3Q20 consumer unsecured installment by refreshed FICO score (2)



WA FICO ~765
≥ 800
< 620
620-679
680-739
740-799
2%
6%
24%
41%
28%

See pages 33-34 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items.

Citizens Financial Group, Inc.

32

Notes

Notes on Non-GAAP Financial Measures

See important information on Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" or "Adjusted" results exclude the impact of notable items. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Throughout presentation references to NM mean not meaningful.

General Notes

a) References to net interest margin are on a fully taxable equivalent ("FTE") basis. In 1Q19, Citizens changed its quarterly presentation of net interest income and net interest margin (NIM). Consistent with our understanding of general peer practice, the Company simplified the calculation of its reported NIM to equal net interest income, annualized based on the actual number of days in the period, divided by average total interest earning assets for the period. Under the Company's prior methodology, NIM was calculated using the difference between the annualized yield on average total interest-earning assets and total interest-bearing liabilities for the period. The Company also began presenting both net interest income and NIM on an FTE basis. Prior periods have been revised consistent with the current presentation.
b) Select totals may not sum due to rounding.
c) Based on Basel III standardized approach

Notes on slide 3 - Solid financial performance notwithstanding COVID-19 disruption

1. See above note on non-GAAP financial measures.

Notes on slide 4 - Achieving EPS and ROTCE growth in a ZIRP environment

1. See above note on non-GAAP financial measures.

Notes on slide 5 - Absorbing ZIRP environment impacts

1. See above general note a) above.

Notes on slide 6 - NII will benefit from deposit pricing, loan growth, BSO

1. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted.
2. Ranking based on 3Q20 data, unless otherwise noted; excludes non-retail depository institutions, includes U.S. subsidiaries of foreign banks.

Notes on slide 11 - Credit quality - monitoring as forbearance programs wind down

1. Represents portion of the portfolio granted forbearance; percentage based on principal balances.
2. October 31, 2020 forbearance percentage based on September 31, 2020 loan balances.
3. Excludes business banking.

Notes on slide 12 - Credit quality - prudently reserved

1. Allowance for credit losses to nonperforming loans and leases.
2. See above note on non-GAAP financial measures.

Notes on slide 14 - Credit quality - nonaccrual loans expected to decline in 4Q20

1. Beginning in the fourth quarter of 2019, nonperforming balances exclude both fully and partially guaranteed residential mortgage loans sold to Ginnie Mae for which the Company has the right, but not the obligation, to repurchase. Prior periods have been adjusted to exclude partially guaranteed amounts to conform with the current period presentation.

Notes on slide 19 - Highly disciplined on credit

1. Source: Company data. Portfolio balances and credit quality data as of September 30, 2020, as applicable
2. Refreshed FICO score, LTV ratio, loan term, lien position, risk rating, property type, industry sector and geographic stratifications reflects data as of September 30, 2020.

Notes on slide 21 - Commercial - proactively managing areas of potential industry concern

1. All other includes sectors with a balance less than 1% of total CFG loans.
2. See above general note b)

Notes on slide 22 - CRE: Retail and Hospitality

1. All other states includes states with balances under 2 percent of retail & hospitality portfolio.

Notes on slide 23 - Accommodation and food services

1. All other states includes states with balances under 2 percent of accommodation & food services portfolio.

Notes on slide 24 - Retail trade

1. All other states includes states with balances under 2 percent of retail trade portfolio.

Notes on slide 25 - Energy and related

1. Includes Downstream, Integrated and Midstream sub-categories.
2. All regulated utilities, fuel dealers, propane dealers that are related to energy but not oil and gas price sensitivity directly.
3. Portfolio balances, risk rating and industry sector stratifications as of September 30, 2020.

Citizens Financial Group, Inc.™

33

Notes on slide 26 – Arts, entertainment and recreation All other states includes states with balances under 2 percent of arts, entertainment and recreation portfolio. Notes on slide 27– Retail credit - diversified portfolio with prudent credit discipline See above general note b). Notes on slide 28– Mortgage portfolio overview Portfolio balances as of September 30, 2020. Based on most current available FICO scores and collateral value. Loan term, lien position, risk rating, property type, industry sector and geographic stratifications current as of September 30, 2020, as applicable. Portfolio and secondary originations. Excludes treasury purchases. Notes on slide 29– Home equity portfolio As of September 30, 2020. Excludes serviced by other portfolio. Portfolio balances as of September 30, 2020. Based on most current available FICO scores and collateral value. Loan term, lien position, risk rating, property type, industry sector and geographic stratifications current as of September 30, 2020, as applicable. LTV based on refreshed collateral values and assumes that any undrawn borrowing capacity is fully funded. Notes on slide 23 – Auto Assumes that for loans where refreshed FICO score information not available, the balance stratification is consistent with the remainder of the portfolio. Portfolio balances as of September 30, 2020. Refreshed values based on most current available FICO scores and collateral value. Loan term, lien position, risk rating, property type, industry sector and geographic stratifications current as of September 30, 2020, as applicable. LTV calculated utilizing actual invoice amount or Kelley Blue Book value. Notes on slide 31 – Education Assumes that for loans where refreshed FICO score information not available, the balance stratification is consistent with the remainder of the portfolio. $973 million is inclusive of accrued interest, capitalized interest and fees. Notes on slide 32 – Unsecured Excludes balances 100% contractually covered by program-specific loss-sharing arrangements. Excludes credit card and education portfolios. Portfolio balances as of September 30, 2020. Based on most current available FICO scores and collateral value. Loan term, lien position, risk rating, property type, industry sector and geographic stratifications current as of September 30, 2020, as applicable. Notes

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q20 Change			
		3Q20	2Q20	3Q19	2Q20		3Q19	
					$	%	$	%
Total revenue, Underlying:								
Total revenue (GAAP)	A	$1,791	$1,750	$1,638	$41	2 %	$153	9 %
Less: Notable items		—	—	—	—	—	—	—
Total revenue, Underlying (non-GAAP)	B	$1,791	$1,750	$1,638	$41	2 %	$153	9 %
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	C	$988	$979	$973	$9	1 %	$15	2 %
Less: Notable items		31	19	19	12	63	12	63
Noninterest expense, Underlying (non-GAAP)	D	$957	$960	$954	($3)	— %	$3	— %
Pre-provision profit:								
Total revenue (GAAP)	A	$1,791	$1,750	$1,638	$41	2 %	$153	9 %
Less: Noninterest expense (GAAP)	C	988	979	973	9	1	15	2
Pre-provision profit (GAAP)		$803	$771	$665	$32	4 %	$138	21 %
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	B	$1,791	$1,750	$1,638	$41	2 %	$153	9 %
Less: Noninterest expense, Underlying (non-GAAP)	D	957	960	954	(3)	—	3	—
Pre-provision profit, Underlying (non-GAAP)		$834	$790	$684	$44	6 %	$150	22 %
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	E	$375	$307	$564	$68	22 %	($189)	(34 %)
Less: Expense before income tax benefit related to notable items		(31)	(19)	(19)	(12)	(63)	(12)	(63)
Income before income tax expense, Underlying (non-GAAP)	F	$406	$326	$583	$80	25 %	($177)	(30 %)
Income tax expense, Underlying:								
Income tax expense (GAAP)	G	$61	$54	$115	$7	13 %	($54)	(47 %)
Less: Income tax benefit related to notable items		(7)	(9)	(15)	2	22	8	53
Income tax expense, Underlying (non-GAAP)	H	$68	$63	$130	$5	8 %	($62)	(48 %)
Net income, Underlying:								
Net income (GAAP)	I	$314	$253	$449	$61	24 %	($135)	(30 %)
Add: Notable items, net of income tax benefit		24	10	4	14	140	20	NM
Net income, Underlying (non-GAAP)	J	$338	$263	$453	$75	29 %	($115)	(25 %)
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	K	$289	$225	$432	$64	28 %	($143)	(33 %)
Add: Notable items, net of income tax benefit		24	10	4	14	140	20	NM
Net income available to common stockholders, Underlying (non-GAAP)	L	$313	$235	$436	$78	33 %	($123)	(28 %)

Citizens Financial Group, Inc.™

35

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q20 Change			
		3Q20	2Q20	3Q19	2Q20		3Q19	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	A	$1,791	$1,750	$1,638	$41	2.36 %	$153	9.29 %
Less: Noninterest expense (GAAP)	C	988	979	973	9	1.02	15	1.52
Operating leverage						1.34 %		7.77 %
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	B	$1,791	$1,750	$1,638	$41	2.36 %	$153	9.29 %
Less: Noninterest expense, Underlying (non-GAAP)	D	957	960	954	(3)	(0.28)	3	0.32
Operating leverage, Underlying (non-GAAP)						2.64 %		8.97 %
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	C/A	55.18 %	55.91 %	59.40 %	(73) bps		(422) bps	
Efficiency ratio, Underlying (non-GAAP)	D/B	53.44	54.85	58.22	(141) bps		(478) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	M	$20,534	$20,446	$20,533	$88	— %	$1	— %
Less: Average goodwill (GAAP)		7,050	7,050	7,044	—	—	6	—
Less: Average other intangibles (GAAP)		62	65	73	(3)	(5)	(11)	(15)
Add: Average deferred tax liabilities related to goodwill (GAAP)		375	375	372	—	—	3	1
Average tangible common equity	N	$13,797	$13,706	$13,788	$91	1 %	$9	— %
Return on average tangible common equity	K/N	8.33 %	6.62 %	12.44 %	171 bps		(411) bps	
Return on average tangible common equity, Underlying (non-GAAP)	L/N	9.00	6.90	12.58	210 bps		(358) bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	O	427,073,084	426,824,594	443,913,525	248,490	— %	(16,840,441)	(4 %)
Common stockholders' equity (GAAP)		$20,504	$20,453	$20,718	$51	—	($214)	(1)
Less: Goodwill (GAAP)		7,050	7,050	7,044	—	—	6	—
Less: Other intangible assets (GAAP)		60	63	71	(3)	(5)	(11)	(15)
Add: Deferred tax liabilities related to goodwill (GAAP)		377	376	373	1	—	4	1
Tangible common equity	P	$13,771	$13,716	$13,976	$55	— %	($205)	(1 %)
Tangible book value per common share	P/O	$32.24	$32.13	$31.48	$0.11	— %	$0.76	2 %
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	Q	426,846,096	426,613,053	445,703,987	233,043	— %	(18,857,891)	(4 %)
Average common shares outstanding - diluted (GAAP)	R	427,992,349	427,566,920	447,134,595	425,429	—	(19,142,246)	(4)
Net income per average common share - basic (GAAP)	K/Q	$0.68	$0.53	$0.97	$0.15	28	($0.29)	(30)
Net income per average common share - diluted (GAAP)	K/R	0.68	0.53	0.97	0.15	28	(0.29)	(30)
Net income per average common share - basic, Underlying (non-GAAP)	L/Q	0.73	0.55	0.98	0.18	33	(0.25)	(26)
Net income per average common share - diluted, Underlying (non-GAAP)	L/R	0.73	0.55	0.98	0.18	33	(0.25)	(26)

Citizens Financial Group, Inc.™

36

Non-GAAP financial measures and reconciliations – excluding the impact of PPP loans $s in millions, except share, per share and ratio data QUARTERLY TRENDS 3Q20 Change 3Q20 2Q20 2Q20 $/bps % Total commercial loans, excluding the impact of PPP loans: Total commercial loans (GAAP) A $62,362  $64,930  ($2,568) (4%) Less: PPP loans 4,653  4,679  (26) (1) Total commercial loans, excluding the impact of PPP loans (non-GAAP) B $57,709  $60,251  ($2,542) (4%) Total loans, excluding the impact of PPP loans: Total loans (GAAP) C $124,071  $125,713  ($1,642) (1%) Less: PPP loans 4,653  4,679  (26) (1) Total loans, excluding the impact of PPP loans (non-GAAP) D $119,418  $121,034  ($1,616) (1%) Allowance for credit losses: Allowance for credit losses - Commercial (GAAP) E $1,441  $1,304  137 11  % Allowance for credit losses (GAAP) F $2,736  $2,527  $209 8  % Ratios: Allowance for credit losses - Commercial to total commercial loans (GAAP) E/A 2.31% 2.01% 30   bps Allowance for credit losses - Commercial to total commercial loans, excluding the impact of PPP loans (non-GAAP) E/B 2.50% 2.16% 33   bps Allowance for credit losses to total loans (GAAP) F/C 2.21% 2.01% 20   bps Allowance for credit losses to total loans, excluding the impact of PPP loans (non-GAAP) F/D 2.29% 2.09% 20   bps